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                                                                 EXHIBIT 4.2 (b)



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                               RYDER SYSTEM, INC.



                                      AND


                            THE CHASE MANHATTAN BANK
                       (National Association), as Trustee


                       ----------------------------------

                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of October 1, 1987

                      -----------------------------------

                           Supplemental to Indenture
                            Dated as of June 1, 1984


                                Debt Securities


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         FIRST SUPPLEMENTAL INDENTURE, dated as of October 1, 1987, between
RYDER SYSTEM, INC., a Florida corporation (the "Company") and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association duly incorporated and existing under the laws of the United States of America (the "Trustee"), as Trustee under the Original Indenture hereinafter mentioned.

                            RECITALS OF THE COMPANY

         The Company has heretofore executed and delivered its Indenture, dated as of June 1, 1984 (the "Original Indenture"), to the Trustee to provide for the issuance from time to time of certain Debt Securities.

         Section 9.01(4) of the Original Indenture provides, in pertinent part, that the Company and the Trustee may enter into a supplemental indenture without the consent of any Debt Securityholder to make any change in the Original Indenture that does not adversely affect the rights of any Debt Securityholder.

         The Company deems it advisable and not adverse to the interests of any Debt Securityholder to amend the Original Indenture as provided below.

         NOW, THEREFORE, in consideration of the sum of one dollar duly paid by the Company to the Trustee, the receipt of which is hereby acknowledged, it is mutually covenanted and agreed that the Original Indenture will be amended, as follows:

                                  ARTICLE ONE

                                   AMENDMENT

         Section 1.01.  The Original Indenture is hereby amended by adding
Section 3.07 as follows:

         Section 3.07.  Redemption at the Option of the Debt Securityholder.

                 If any Debt Securities of a Series are redeemable at the option of a Debt Securityholder on a date which is prior to their maturity date, pursuant to the provisions of Section 2.09, any such Debt Securities redeemed by the Company shall continue to be outstanding until they are delivered to the Trustee with instructions that such Securities

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         be cancelled.  In connection with any such optional redemption of Debt
         Securities, the Company may arrange for their purchase pursuant to an agreement with one or more purchasers for the purchase of such Debt Securities to be effected by such purchaser or purchasers paying to the Debt Securityholder on or before the close of business on the redemption date, an amount not less than the redemption price payable by the Company upon the redemption of such Debt Securities, and the obligation of the Company to pay the redemption price of such Debt Securities shall be satisfied and discharged to the extent such payment is so paid by such purchaser or purchasers.

                                  ARTICLE TWO

                            MISCELLANEOUS PROVISIONS

Section 2.01.  Terms Used Herein.

                 For all purposes of this First Supplemental Indentures, except as otherwise stated herein, terms used in capitalized form herein and defined in the Original Indenture have the meanings specified in the Original Indenture.

Section 2.02.  Trustee's Rights, Duties, etc.

                 All the provisions of the Original Indenture with respect to the rights, duties and immunities of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

Section 2.03.  Governing Law.

                 The laws of the State of New York shall govern this Supplemental Indenture.

Section 2.04.  Duplicate Originals.

                 The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together shall together

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represent the same agreement.  One signed copy is enough to prove this First
Supplemental Indenture.

                                   SIGNATURES

                                        RYDER SYSTEM, INC.


                                        By:  /s/ C.F. Wilson
                                           -----------------------------
                                           Vice President and
                                             Treasurer


[Seal]

Attest:


 /s/ Jeffrey J. Murphy
----------------------------
        Secretary


                                        THE CHASE MANHATTAN BANK
                                         (National Association)
                                        as Trustee


                                        By:   /s/ Ann L. Edmonds
                                           -----------------------------
                                           Vice President



[Seal]

Attest:


  /s/ Mary Joe Hammill
-----------------------------
Title:  Trust Officer



STATE OF FLORIDA    )
                    )    ss.:
COUNTY OF DADE      )


         Before me personally appeared Charles F. Wilson and Jeffrey J. Murphy, known to me to be the individuals described in and who executed the foregoing instrument as

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the Vice President and Treasurer and the Secretary respectively, of the above named RYDER SYSTEM, INC., a Florida corporation, and severally acknowledged to and before me that they executed such instrument as such Vice President and Treasurer and Secretary, respectively, of said corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that it was affixed to said instrument by due and regular corporate authority, and that said instrument is the free act and deed of said corporation.

        WITNESS my hand and official seal this 13th day of October, 1987.

                                              /s/ Donna E. Ashley
                                              -------------------
                                                 Notary Public
                                          Notary Public, State of Florida

STATE OF NEW YORK   )
                    )   ss.:
COUNTY OF           )

        On this 15th day of October, 1987 before me personally came Ann L. Edmonds, to me known, who, being by me duly sworn, did depose and say that he resides at Rye, New York, that he is a Vice President of the CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed the said instrument is such corporate seal; that is was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             /s/ Della K. Benjamin
                                             ---------------------
                                                  Notary Public
                                        Notary Public, State of New York


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